EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of i2 Technologies, Inc. on Form S-8 of our report dated March 12, 2004, appearing in the Annual Report on Form 10-K of i2 Technologies, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Dallas, Texas

May 3, 2004